Exhibit 1.1

EXECUTION VERSION

$1,300,000,000

Marsh & McLennan Companies, Inc.

$550,000,000 aggregate principal amount of 5.15% Senior Notes due 2010

$750,000,000 aggregate principal amount of 5.75% Senior Notes due 2015

UNDERWRITING AGREEMENT

September 13, 2005

September 13, 2005

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

For themselves and as Representatives
of the other Underwriters named in
Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Dear Sirs and Mesdames:

Marsh & McLennan Companies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as representatives (in such capacity, the “Representatives”), the principal amount of its securities identified in Schedule II hereto (the “Notes”), to be issued under an indenture dated as of July 14, 2004 (the “Original Indenture”) and a second supplemental indenture relating to the Notes to be dated the Closing Date (the “Supplemental Indenture”, and, together with the Original Indenture, the “Indenture”), between the Company, as issuer, and The Bank of New York, as trustee (the “Trustee”).

On September 5, 2003 the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-108566) for the registration of the offer and sale of certain securities, including the Notes, from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Company has filed such post-effective amendments thereto as may be required prior to the date hereof. Such registration statement, as so amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has furnished to you, for use by the Underwriters and by dealers, electronic copies of one or more preliminary prospectus supplements (the “Preliminary Prospectus Supplements”) relating to the Notes. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement (the “Final Prospectus Supplement”) reflecting the terms of the Notes, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the Securities Act. The registration statement, in the form in which it became effective and all post-effective amendments thereto, is herein called the “Registration Statement”. The prospectus dated September 16, 2003 in the form in which it appears in the Registration Statement is hereinafter referred to as the “Basic Prospectus”. The term “Prospectus” means the Basic Prospectus together with the Final Prospectus Supplement relating to the sale of the Notes by the Underwriters in the form first used to confirm sales of the Notes. If the Company has filed an abbreviated registration statement to register additional Notes or other debt securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, the Basic Prospectus, the Preliminary Prospectus Supplements and the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of this Agreement, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, the Basic Prospectus, the Preliminary Prospectus Supplements and the Final Prospectus Supplement shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Representatives that:

(i)  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) At the respective times the Registration Statement and any post-effective amendments thereto became effective or were filed, as the case may be, at the date hereof and at the Closing Date (as defined in Section 4), the Registration Statement and any amendments thereto did not, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and complied, comply and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendment or supplement thereto contained or contains and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information relating to the Underwriters furnished to the Company in writing by the Representatives expressly for use therein.

(iii)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iv)          Each subsidiary of the Company listed on Schedule III hereto, each a “Significant Subsidiary,” has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as described in or contemplated by the Prospectus, all of the issued shares of capital stock or limited liability company interests of each Significant Subsidiary have been duly and validly authorized and issued and, are (with respect to each Significant Subsidiary that is a corporation) fully paid and non-assessable and, except for Class B Common Stock of Putnam Investments Trust, the parent of Putnam, LLC, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(v)          This Agreement has been duly authorized, executed and delivered by the Company.

(vi)          The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(vii)         The Original Indenture and the Supplemental Indenture have each been duly and validly authorized by all necessary corporate action by the Company; upon due execution and delivery by the Company, and upon the due authorization, execution and delivery by the Trustee, the Original Indenture and the Supplemental Indenture will each be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Notes and the Indenture will conform, in each case in all material respects, to the descriptions thereof contained in the Prospectus.

(viii)        The issuance and sale of the Notes have been duly and validly authorized by all necessary corporate action by the Company and, when duly executed by the Company and duly authenticated and delivered by the Trustee against payment in accordance with the terms of the Indenture and this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). When duly executed, authenticated, issued, delivered and paid for as provided herein and in the Indenture, the Notes will constitute direct, general senior, unsecured and unconditional obligations of the Company and will rank pari passu with all other present and future senior, unsecured indebtedness of the Company (other than obligations preferred by statute or operation of law).

(ix)          The execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated herein and therein, will not conflict with or violate any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of, or settlement agreement with, any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such conflicts or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the execution, delivery and performance by the Company of this Agreement or the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated by this Agreement or the Indenture, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date and (B) as may be required to be obtained or made under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

(x)          Since the date of the last audited consolidated financial statements included in the Prospectus, there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(xi)          To the knowledge of the Company, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the

Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(xii)         The Company is not, and upon giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, or be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xiii)        There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register the resale of any securities of the Company by reason of the filing of the Registration Statement with the Commission.

(xiv)        The Company and Marsh Inc. are in compliance in all material respects with that certain Agreement Between the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York, and the Company, Marsh Inc. and their subsidiaries and affiliates, dated January 30, 2005.

(xv)           The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and its subsidiaries and any of the officers and directors of the Company and any of its subsidiaries, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company at the purchase price set forth in Schedule II hereto, the principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3.    Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of the Notes. The Company is further advised by you that the Notes are to be offered to the public on the terms set forth in the Prospectus.

4.    Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the account of the Underwriters on the date and at the time specified in Schedule II hereto, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Notes to the Underwriters and the obligation of the Underwriters to purchase and pay for the Notes on the Closing Date are subject to the conditions that the Registration Statement shall be effective on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission.

The obligation of the Underwriters is subject to the following further conditions:

(a)  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change with negative implications, in the rating accorded any of the Company’s securities by either or both of Standard & Poor’s Rating Services or Moody’s Investor Services, Inc.; and

(ii)  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

(b)  The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in the first paragraph of this Section 5, in Section 5(a), and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)  The Indenture shall have been duly and validly executed and delivered by the Company and the Trustee.

(d)  The Representatives shall have received on the Closing Date an opinion of Davis Polk & Wardwell, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(e)  The Representatives shall have received on the Closing Date an opinion of Peter J. Beshar, Esq., general counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(f)   The Representatives shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated the Closing Date, with respect to certain of the matters covered in subsection (d) above and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)  The Representatives shall have received on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

6.    Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:

(a)  To make available to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)  In connection with the offering of the Notes, before amending or supplementing the Prospectus to furnish to you a copy of each such proposed amendment or supplement and (other than solely with respect to the filing of a document pursuant to the Exchange Act) not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)  If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and subject to Section 6(b), file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)  To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company will not be required to (i) qualify as a foreign corporation or file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or (ii) subject itself to taxation in respect of doing business in any jurisdiction where it is not currently subject to taxation.

(e)  To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc., the cost of printing the Notes, the costs and charges of the Trustee, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, each Underwriter will pay all of its costs and expenses in connection with the resale of any of the Notes by it and any advertising expenses connected with any offers it may make.

7.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein and except, that with respect to any Preliminary Prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling any Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes that are the subject thereof from any Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Notes to such person in any case where such sending or giving is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided such Prospectus was delivered to you in accordance with Section 6(a).

(b)    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with reference to information relating to the Underwriters furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the failure so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party failed to retain satisfactory counsel in a timely manner. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter and such control persons of such Underwriter shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 7(a); and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in amount in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or if the allocation provided above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 7(d) and 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The obligations of the Underwriters in this subsection (e) and subsection (d) above, to contribute are several in proportion to their respective underwriting obligations with respect to such Notes and not joint.

(f)     The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, its officers who signed the Registration Statement, its directors or any person controlling the Company and acceptance of and payment for any of the Notes.

8.    Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and, in the case of any of the events specified in clauses (a) through (d), such event, singly or together with any other such event, makes it, in the Representatives’ judgment, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus.

9.    Defaulting Underwriters. (a) If any Underwriter shall default in its obligations to purchase the Notes which it has agreed to purchase at the Closing Date under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Notes, then the Company shall be entitled to a further thirty-six hours within which to procure another party or parties reasonably satisfactory to the Representatives to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of the Notes, or the Company notifies the Representatives that it has so arranged for the purchase of such Notes, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter has agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase under this Agreement) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Notes to purchased on the Closing Date, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase the Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 7 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.  Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.  Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.  Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

13.  Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14.  No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.  Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  No Trial by Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Very truly yours,
MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Sandra S. Wijnberg
	Name:	Sandra S. Wijnberg
	Title:	Senior Vice President and Chief Financial Officer

Confirmed and Accepted

as of the date hereof:

Citigroup Global Markets Inc.
By:	/s/ Gautam Chawla
	Name:	Gautam Chawla
	Title:	Director

Goldman, Sachs & Co.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

For themselves and As Representatives of the other

Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Fixed Rate Notes Due 2010
Citigroup Global Markets Inc.	$ 86,487,500
Goldman, Sachs & Co.	86,487,500
Banc of America Securities LLC	73,631,250
Deutsche Bank Securities LLC.	73,631,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated	73,631,250
UBS Securities LLC	73,631,250
ABN Incorporated	20,625,000
Morgan Stanley & Co. Incorporated	20,625,000
Scotia Capital (USA) Inc.	20,625,000
Wells Fargo Securities, LLC	20,625,000
Total	$ 550,000,000

Underwriter	Principal Amount of Fixed Rate Notes Due 2015
Citigroup Global Markets Inc.	$ 117,937,500
Goldman, Sachs & Co.	117,937,500
Banc of America Securities LLC	100,406,250
Deutsche Bank Securities LLC.	100,406,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,406,250
UBS Securities LLC	100,406,250
ABN Incorporated	28,125,000
Morgan Stanley & Co. Incorporated	28,125,000
Scotia Capital (USA) Inc.	28,125,000
Wells Fargo Securities, LLC	28,125,000
Total	$ 750,000,000

I-1

SCHEDULE II

Underwriting Agreement dated September 13, 2005

Registration Statement No. 333-108566

Representatives:	Citigroup Global Markets Inc. and Goldman, Sachs & Co.

Title, Purchase Price and Description of Securities:

A. Title and Principal Amount:

$550,000,000 aggregate principal amount of 5.15% Senior Notes due 2010

Purchase Price:

99.524% of the principal amount of the fixed rate notes due 2010

B. Title and Principal Amount:

$750,000,000 aggregate principal amount of 5.75% Senior Notes due 2015

Purchase Price:

99.302% of the principal amount of the fixed rate notes due 2015

Closing Date, Time and Location:	September 16, 2005 at 10:00 A.M. (EDT) at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019

II-1

SCHEDULE III

Significant Subsidiaries of Marsh & McLennan Companies, Inc.

1.	Marsh Inc.
2.	Putnam, LLC
3.	Mercer Inc.

III-1

Exhibit A

[Form of Opinion of Davis Polk & Wardwell]

(i)         the issuance and sale of the Notes have been duly authorized by the Company and the Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(ii)         the Indenture has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, and enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture has been qualified under the Trust Indenture Act and the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

(iii)         this Agreement has been duly authorized, executed and delivered by the Company;

(iv)          the execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in any violation of any order or decree of, or settlement agreement with, any court or governmental agency or body listed in Annex A hereto having jurisdiction over the Company or any of its Significant Subsidiaries or in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument filed as an exhibit to a form under the Exchange Act pursuant to Item 601 of Regulation S-K, in each case to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for any such violations, breaches, conflicts or defaults which individually or in the aggregate would not reasonably be expected to have a material adverse affect on the Company and its subsidiaries taken as a whole;

(v)          no Governmental Approval is required for the registration of the Notes by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, each in accordance with the terms of this Agreement and the Indenture, except such as have been made or obtained and except those which are not required to be obtained, made or taken prior to the date hereof;

(vi)          the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act;

(vii)          the statements in the Prospectus in the sections entitled “Description of Debt Securities” and “Description of Notes” (to the extent that they relate to the Indenture and the Notes) and “Underwriting” (to the extent that they relate to this Agreement), have been reviewed by such counsel and fairly summarize the provisions described in all material respects; and

(viii)         (A) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) nothing has come to such counsel’s attention that causes such counsel to believe that (1) on the date of the Underwriting Agreement, the Registration Statement, as supplemented by the Prospectus (except as aforesaid), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus (except as aforesaid), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In expressing the foregoing opinion and belief, such counsel has not been called to pass upon, and such counsel need express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement or the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1.

For purposes of the foregoing opinion, the term “Applicable Laws” means the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and the Indenture (but without such counsel having made any special investigation concerning any other laws, rules or regulations), provided that the term “Applicable Laws” does not include (1) any federal or state securities or blue sky laws or (2) any anti-fraud laws. The term “Governmental Authorities” means any New York or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws and the term “Governmental Approval” means any consent, approval, license, authorization or validation of or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

In giving the opinions set forth in paragraph (viii) above, such counsel may state that it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and has made no independent check or verification thereof except as set forth in paragraph (vii).

In rendering the opinions set forth above, such counsel (i) may state that the opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States and (ii) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials or jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

Annex A to Exhibit A

Agreement Between the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York, and Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates dated January 30, 2005.

Exhibit B

[Form Of Opinion Of General Counsel]

September 16, 2005

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

For themselves and as Representatives
of the other Underwriters named in
Schedule I to the Underwriting Agreement

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Marsh & McLennan Companies, Inc.

$550,000,000 5.15% Senior Notes due 2010

$750,000,000 5.75% Senior Notes due 2015

Ladies and Gentlemen:

I am General Counsel of Marsh & McLennan Companies, Inc., a Delaware corporation (the “Company”), and as such have acted as counsel to the Company in connection with the issuance and sale today by the Company of $550,000,000 aggregate principal amount of its 5.15% Senior Notes due 2010 (the “2010 Notes”) and $750,000,000 aggregate principal amount of its 5.75% Senior Notes due 2015 (the “2015 Notes” and together with the 2010 Notes the “Notes”) pursuant to the Underwriting Agreement, dated September 13, 2005 (the “Underwriting Agreement”), among the Company, you and the other underwriters named therein. The Notes are to be issued pursuant to the Indenture, dated as of July 14, 2004 (the “Base Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 16, 2005 (the “Supplemental Indenture;” the Base Indenture, as so supplemented, being referred to herein as the “Indenture”), between the Company and the Trustee. Capitalized terms used herein without definition have the meanings assigned to them in the Underwriting Agreement.

In so acting, I or one or more attorneys acting under my general supervision (all references herein to acts taken by me include acts by one or more attorneys acting under my general supervision) have participated in the preparation and filing with the Securities and Exchange Commission (the

“Commission”), pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), of the prospectus supplement, dated September 13, 2005 (the “Prospectus Supplement”), relating to the Notes. The Company’s registration statement on Form S-3 (Registration No. 333-108566) relating to certain securities issuable by the Company from time to time, as amended to the date of the Underwriting Agreement, is hereinafter referred to as the “Registration Statement,” and the related prospectus dated September 16, 2003, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Notes, is referred to herein as the “Prospectus,” and such terms include in each case the documents incorporated by reference in the Registration Statement.

In connection with rendering the opinions expressed below, I have examined the form of the Notes, the Underwriting Agreement, the Indenture, the Registration Statement and the Prospectus, and originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, and such other documents, and have made such investigations of law, as I have deemed necessary or appropriate for the purposes of such opinions. In all such examinations, I have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. I have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to me and certificates and other statements or information of or from public officials and officers and representatives of the Company and others.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

(i)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)          The Company has been duly qualified to transact business and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership of property requires such qualification, except to the extent that the failure to be so qualified would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(iii)         The Company has the corporate power and authority to conduct its business and own its properties, in each case, as described in the Prospectus.

(iv)         Each of Marsh Inc. (“Marsh”) and Mercer Inc. (“Mercer”) has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business and own its properties as described in the Prospectus; Putnam, LLC (“Putnam”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to conduct its business and own its properties as described in the Prospectus; and, except as described in or contemplated by the Prospectus, (i) all the issued and outstanding shares of capital stock of Marsh and Mercer have been duly authorized and validly issued and are fully paid and non-assessable, (ii) all the issued and outstanding limited liability company interests of Putnam have been duly authorized and validly issued and (iii) except for the Class B Common Stock of Putnam Investments Trust, the parent of Putnam, all the issued and outstanding shares of capital stock of Marsh and Mercer and limited liability company interests of Putnam are owned by the Company, directly or indirectly, free and clear of all liens or encumbrances.

(v)          and will not, violate any existing order or decree of, or settlement agreement with any court or governmental agency or body known to me to be binding upon the Company or any Significant Subsidiary, except for any such violations as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as whole (provided, that I express no opinion as to any applicable securities laws, rules and regulations).

(vi)         Except as described in or contemplated by the Prospectus, there are no legal or governmental proceedings pending or, to my knowledge, overtly threatened in writing to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any property of the Company or any Significant Subsidiary is subject, which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and to my knowledge, there are no contracts or other documents required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not so filed or described.

(vii)         To my knowledge, there is no contract, agreement, or understanding between the Company and any person granting such person the right to require the Company to register any securities of the Company for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission.

(viii)         The statements set forth or incorporated by reference in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 under the captions “Regulation,” “Legal Proceedings” and “Certain Relationships and Related Transactions,” (ii) the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2005, respectively, under the caption “Legal Proceedings” and (iii) the Company’s Current Reports on Form 8-K filed on January 31, 2005, March 21, 2005, April 8, 2005, April 15, 2005, May 23, 2005, May 26, 2005, May 31, 2005, June 30, 2005, July 29, 2005, August 15, 2005, August 22, 2005, September 9, 2005 (two such reports) and September 12, 2005 in each case insofar as such statements purport to summarize the legal matters, documents or proceedings referred to therein, accurately summarize such legal matters, documents or proceedings in all material respects.

The opinions set forth above are subject to the following additional qualifications and assumptions:

(a)

I am a member of the Bar of the State of New York. The opinions expressed above are limited to the laws of the State of New York, the federal laws of the United States of America, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, in each case as currently in effect.

(b)

The opinion expressed in paragraph (v) above is limited to orders, decrees and settlement agreements to which the Company or any Significant Subsidiary is a party or otherwise known to me to be binding upon the Company or any Significant Subsidiary.

(c)

The opinions expressed above are subject to the effects of, and I express no opinion with respect to the application of or compliance with, any state securities or “blue sky” laws, statutes, rules or regulations.

I am delivering this letter to you at the request of the Company pursuant to Section 5(e) of the Underwriting Agreement, in my capacity as General Counsel of the Company. I assume no obligation to supplement this letter after the date hereof. This letter is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person, except that The Bank of New York, as trustee under the Indenture, may rely upon the opinions expressed above as though they were addressed to it. This letter may not be quoted or disclosed in whole or in part without my prior written consent.

Very truly yours,

Annex A to Exhibit B

Agreement Between the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York, and Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates dated January 30, 2005.